Exhibit 23.1

Consent of Independent Public Accountants

[Marcum & Kliegman LLP Letterhead]

INDEPENDENT AUDITORS’ CONSENT

We hereby consent to the references to Marcum & Kliegman LLP and the incorporation by reference in this Registration Statement on Form S-3 filed by Andrea Electronics Corporation (the “Company”) of our report dated February 13, 2004, except for Notes 18 and 9 which are dated February 23, 2004 and March 26, 2004, respectively, on our audits of the consolidated financial statement of the Company as of December 31, 2003 and 2002 and for the years then ended, appearing in the Company’s Annual Report on Form 10-KSB for the year ended December 31, 2003. We did not audit the financial statements of Lamar Signal Processing, LTD. (“Lamar”), a wholly owned subsidiary, these statement were audited by other auditors whose report had been furnished to us and our opinion, in so far as it relates to the amounts included for Lamar is based solely on the report of the other auditors.

We also consent to the reference to us under the caption “Experts” in the prospectus.

/s/ Marcum & Kliegman LLP

April 6, 2004

Woodbury, New York